TRAC Intermodal Reports First Quarter 2014 Earnings

PRINCETON, N.J., May 8, 2014 /PRNewswire/ -- TRAC Intermodal LLC, the largest provider of intermodal chassis in North America, will present its first quarter 2014 earnings and financial results on Friday, May 9, 2014 at 9:00 a.m. Eastern Daylight Savings Time. Dial in information for the conference call can be accessed as follows:

https://cossprereg.btci.com/prereg/key.process?key=P7BH9D63R

Presentation materials to be used by management on the conference call are available on the "Investors" section of the Company's website. The Company's financial statements are attached as an exhibit to this press release. An on-demand audio replay of the conference call will also be available on the Company's website within 24 hours of the call. This earnings announcement, as well as additional detailed financial information, is contained in the "Investors" section of the Company's website at www.tracintermodal.com and on Form 8-K furnished to the Securities and Exchange Commission.

About TRAC Intermodal

TRAC Intermodal is the world's largest provider of marine and domestic chassis, measured by total assets, operating throughout the United States, Canada and Mexico. TRAC Intermodal provides long term chassis leasing and short term rentals through extensive chassis pool programs and pool/fleet management through the utilization of its proprietary PoolStat® system. TRAC Intermodal's fleet consists of approximately 309,000 chassis. TRAC Intermodal has a broad operating footprint with 563 marine, 152 domestic and 61 depot locations across North America and is the leader in providing chassis solutions to the intermodal industry.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following: the volume of world trade due to economic, political, or other factors; increased operating costs; increased regulatory costs; defaults by our customers; and, the demand for chassis. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report to be filed on Form 10-K, Current Reports on Form 8-K and our Registration Statement on Form S-4. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

FOR MORE INFORMATION:

Investor Relations:
Blake Morris
bmorris@tracintermodal.com
+1 609.986.0270

Media Requests:
David Hamm
dhamm@tracintermodal.com
+1 609.986.0260

TRAC Intermodal LLC
211 College Rd East
Princeton, NJ 08540
www.tracintermodal.com

Exhibit - Financial Statements

TRAC Intermodal LLC and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Dollars in Thousands)

	March 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$ 6,115	$ 11,843
Accounts receivable, net of allowance of $14,728 and $12,475, respectively	115,076	113,138
Net investment in direct finance leases	21,668	25,026
Leasing equipment, net of accumulated depreciation of $376,227 and $365,429, respectively	1,387,038	1,394,088
Goodwill	251,907	251,907
Other assets	46,483	45,908
Total assets	$ 1,828,287	$ 1,841,910

Liabilities and member's interest
Liabilities:
Accounts payable	$ 14,146	$ 12,092
Accrued expenses and other liabilities	32,740	42,692
Deferred income taxes	104,713	99,331
Debt and capital lease obligations:
Due within one year	37,743	34,029
Due after one year	1,107,728	1,130,108
Total debt and capital lease obligations	1,145,471	1,164,137
Total liabilities	1,297,070	1,318,252

Commitments and contingencies	—	—

Member's interest:
Member's interest	567,116	562,006
Accumulated other comprehensive loss	(35,899)	(38,348)
Total member's interest	531,217	523,658
Total liabilities and member's interest	$ 1,828,287	$ 1,841,910

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Dollars in Thousands)

	Three Month Ended March 31,
	2014	2013
Revenues:
Equipment leasing revenue	$ 131,369	$ 107,547
Finance revenue	595	1,010
Other revenue	7,687	9,342
Total revenues	139,651	117,899

Expenses:
Direct operating expenses	66,833	61,003
Selling, general and administrative expenses	18,569	13,514
Depreciation expense	18,504	17,274
Provision for doubtful accounts	3,457	2,156
Impairment of leasing equipment	1,126	2,133
Loss on modification and extinguishment of debt and capital lease obligations	22	647
Interest expense	22,216	22,722
Interest income	(24)	(2)
Other income, net	(382)	(798)
Total expenses	130,321	118,649

Income (loss) before provision (benefit) for income taxes	9,330	(750)
Provision (benefit) for income taxes	3,856	(315)
Net income (loss)	$ 5,474	$ (435)

TRAC Intermodal LLC and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in Thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$ 5,474	$ (435)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,560	17,339
Provision for doubtful accounts	3,457	2,156
Amortization of deferred financing fees	1,574	1,519
Loss on modification and extinguishment of debt and capital lease obligations	22	647
Derivative loss reclassified into earnings	4,606	5,217
Ineffective portion of cash flow hedges	(21)	—
Impairment of leasing equipment	1,126	2,133
Share-based compensation	218	281
Deferred income taxes	3,157	(468)
Other, net	(384)	(73)
Changes in assets and liabilities:
Accounts receivable	(5,456)	(12,388)
Other assets	(2,132)	(1,867)
Accounts payable	2,054	2,776
Accrued expenses and other liabilities	(9,304)	(12,422)
Net cash provided by operating activities	22,951	4,415

Cash flows from investing activities
Proceeds from sale of leasing equipment	6,042	835
Collections on net investment in direct finance leases, net of interest earned	1,187	1,460
Purchase of leasing equipment	(15,777)	(33,478)
Purchase of fixed assets	(631)	(783)
Net cash used in investing activities	(9,179)	(31,966)

Cash flows from financing activities
Proceeds from long-term debt	22,000	56,000
Repayments of long-term debt	(40,744)	(31,908)
Cash paid for debt issuance fees	—	(749)
Repurchase of indirect parent shares from employees	(585)	(470)
Net cash (used in) provided by financing activities	(19,329)	22,873

Effect of changes in exchange rates on cash and cash equivalents	(171)	(131)
Net decrease in cash and cash equivalents	(5,728)	(4,809)
Cash and cash equivalents, beginning of year	11,843	26,556
Cash and cash equivalents, end of period	$ 6,115	$ 21,747
Supplemental disclosures of cash flow information
Cash paid for interest	$ 24,075	$ 24,778
Cash paid for taxes, net	$ 814	$ 255